Exhibit 23.5


                       Shatswell, MacLeod & Company, P.C.
                          Certified Public Accountants

                                 83 Pine Street
                     West Peabody, Massachusetts 01960-3635
                            Telephone (978) 535-0208
                            Facsimile (978) 535-9908


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          We consent to the incorporation by reference in the registration statement on Form S-4 of Webster Financial Corporation of our report dated January 29, 1999, relating to the consolidated balance sheets of New England Community Bancorp, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the years in the three-year period ending December 31, 1998, which report is included in the December 31, 1998 annual report on Form 10-K of New England Community Bancorp, Inc.

                                     /s/ Shatswell, MacLeod & Company, P.C.

                                     SHATSWELL, MacLEOD & COMPANY, P.C.


West Peabody, Massachusetts
September 27, 1999




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